Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of DarioHealth Corp. of our report dated March 19, 2026 relating to the financial statements, which appears in DarioHealth Corp.'s Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
March 19, 2026	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited